SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.      )
                   ------

Filed by the Registrant [ X  ]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement (Revised materials filed pursuant to
     Rule 14a-6(h))
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12


THE VIRTUS FUNDS
(Name of Registrant as Specified In Its Charter)


BOARD OF TRUSTEES OF THE VIRTUS FUNDS
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee  (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[X ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

Dear Shareholder:

Recently, you received a mailing notifying you about a special meeting of shareholders of The Style Manager Fund and The Style Manager: Large Cap Fund to be held on October 21, 1996. A proxy statement was enclosed, which discusses recommendations by each fund's Board of Trustees. A shareholder vote at the meeting is required to adopt these recommendations.

Please note a revision to the proxy statement, as shown in the supplement below.

The mailing also included a proxy card and envelope that gives you the opportunity to vote on these matters by mail. We urge you to vote by returning your proxy card if you have not already done so.

Thank you for participating in the growth opportunities of stocks through The Style Manager Fund or The Style Manager: Large Cap Fund. We look forward to receiving your proxy card.

The Style Manager Fund, a portfolio of The Virtus Funds

Revision to Proxy Statement dated September 6, 1996

Please replace the `Example'' at the bottom of page 5 to The Style Manager Fund - Summary of Expenses with the information below:


Example:
     You would pay the following expenses on a $1,000 investment, assuming
(1) 5% annual return and (2) redemption at the end of each time period:

           1 Year    1Year(=)  3 Years   3 Years (=)    5 Years(=)   10 Years
Current      $33      $12       $60         $38            $65        $144
Proposed     $38      $17       $75         $53            $92        $200

=    Reflects expenses on the same investment, assuming no redemption.

October 14, 1996



CUSIP 927913806
CUSIP 927913848
G00564-22 (10/96)